Exhibit 99.1

PRESS RELEASE

Contacts:

Ralph Schmitt, President and CEO J. Scott Kamsler, Sr. Vice President and CFO (510) 668-7000	For Release 4:00 p.m. EDT October 31, 2007

Exar Corporation Reports Fiscal 2008 Second Quarter Results

•	Acquisition of Sipex Corporation Completed on August 25, 2007

•	GAAP Net Loss of $16.4 Million or $0.39 per share

•	Non-GAAP Net Income of $2.0 million or $0.05 per share

Fremont, California, October 31, 2007 – Exar Corporation (NasdaqGM: EXAR), today reported financial results for its fiscal 2008 second quarter, ended September 30, 2007. The fiscal 2008 second quarter results include the results of Sipex Corporation from August 26, 2007 through September 30, 2007.

Net sales for the second quarter of fiscal 2008 were $19.2 million, a 12% increase from net sales of $17.1 million for the prior quarter and a 4% increase from net sales of $18.5 million for the same period last year. Net sales for the second quarter of fiscal 2008 include $2.9 million of sales attributable to Sipex and exclude approximately $9.7 million of sales recognized by Sipex prior to its acquisition and $5.9 million of shipments from Sipex’s distributors after acquisition as purchase accounting precludes the Company from recognizing revenue on inventories held by Sipex’s distributors as of the acquisition date. In addition, on August 26, 2007, the Company began recognizing revenue on shipments to its primary distributors on a sell-through basis. This resulted in the deferral of revenue on approximately $2.1 million of shipments during the second quarter.

“We have made significant progress since our merger,” stated Ralph Schmitt, president and chief executive officer. “Our employees are aggressively pursuing opportunities and are committed to delivering superior products and services to our customers. On a combined basis using historical revenue recognition accounting, revenue grew by 4% in the second quarter to $36.9 million from $35.5 million. In addition to the expected cost synergies, we are already realizing cross selling opportunities. We have also identified product solutions which we expect will further leverage our technologies and accelerate revenue expansion,” commented Mr. Schmitt.

Generally Accepted Accounting Principles (GAAP) Results

The gross margin for the second quarter of fiscal 2008 was 54.7% as compared to 66.4% in the prior quarter and 68.8% for the same period last year. The second quarter fiscal 2008 operating loss was $14.3 million, as compared to an operating loss of $0.2 million for the prior quarter and operating income of $46 thousand for the same period last year. The net loss for the fiscal quarter ended September 30, 2007 was $16.4 million, or $0.39 diluted loss per share, compared to net income of $4.6 million, or $0.13 diluted earnings per share, in the previous quarter and net income of $1.8 million, or $0.05 diluted earnings per share, for the fiscal quarter ended September 30, 2006.

During the second quarter of fiscal 2008, the Company’s cash, cash equivalents and marketable securities decreased by $29.2 million to $324.4 million primarily as a result of $28.4 million used to repurchase approximately 2.1 million shares of the Company’s common stock in the open market at an average price of $13.35 per share.

Non-GAAP Results

On a non-GAAP basis, the gross margin for the second quarter of fiscal 2008 was 63.1% as compared to 68.0% in the prior quarter and 70.3% for the same period last year. The second quarter fiscal 2008 non-GAAP operating loss was $1.4 million, as compared to non-GAAP operating income of $0.8 million for the prior quarter and non-GAAP operating income of $1.4 million for the same period last year. Non-GAAP net income for the fiscal quarter ended September 30, 2007 was $2.0 million, or $0.05 diluted earnings per share, as compared to non-GAAP net income of $3.5 million, or $0.10 diluted earnings per share, in the previous quarter, and non-GAAP net income of $3.8 million, or $0.10 diluted earnings per share, in the second quarter of fiscal 2007.

Quarterly Highlights

The Company has already made significant progress towards stated synergy targets with layoffs and restructuring that has generated a substantial headcount reduction. All organizational changes have been made and the corporate offices have been consolidated. Leveraging our integrated R&D capabilities has already shown results with our first joint project concentrating on digital power. This is being done in cooperation with the recently announced Toronto Design Center.

The Company launched its Powering Connectivity campaign building on its combined heritage of high-speed physical layer interface and analog power competencies. “We are committed to driving success by leveraging our unique combination of technologies to higher growth consumer applications while continuing to support infrastructure demand,” stated Ed Lam, senior vice president, Product Lines. “We believe this strategy will enable us to grow more rapidly over the next few years.”

Product Line Highlights

Interface

Our overall interface business was down in the quarter while market demand increased. The UART sub-segment had strong growth as the Company continued to gain market share; especially in high growth GPS and mobile platform applications that require low power and high-speed interconnect. While transceiver sub-segment demand showed improvement we were unable to meet demand due to manufacturing constraints. We believe this fab related issue has been resolved for products needed in fiscal third quarter of 2008.

Power

Our power business was up substantially in the fiscal period as many products began volume production. We continued to execute and drove a significant amount of new product introductions in the quarter. In the lighting sub-segment the products included the SP7120-22 LED driver family that leverages a very small 3mm x 3mm footprint minimizing board space and simplifying design projects by eliminating unnecessary external components. In the DC to DC sub-segment, the Company introduced the SP619 current limit switch, which offers greater system reliability and longer battery life for portable applications. Also, the Company released the SP6260 highly specialized Linear Drop Out (LDO) targeting applications such as mobile phones and portable instrumentation.

Communications

The Company saw growth in its networking sub-segment based on a few key designs at Alcatel/Lucent and Ericsson. Our transmission business was down in the quarter due to a decrease in overall market demand. In the quarter Exar added a highly integrated 16-channel feature-rich Line Interface Unit (LIU), the XRT83VSH316, to its already extensive T/E solutions portfolio. This product is optimized for high-density applications where board space is a premium and offers a space reduction of up to 40% in such applications as multi-service provisioning platforms, routers, optical, and wireless transport equipment.

The Company also improved its networking product portfolio by entering the Ethernet Media Access Control (MAC) market with its release of the XRT95L524. This 24-port Ethernet MAC is the first in a series of Ethernet MAC devices offering intelligent Quality of Service (QoS) and innovative traffic management features for metro access service cards, enterprise core switches, and metro Ethernet boxes. Supporting 24 ports, the XRT95L524 can replace competitors’ multi-chip approaches, while delivering reduced costs and more design flexibility.

In its drive to be a system level provider, the Company announced the Orion ™ platform to help customers develop complex communications systems. This platform uses products across each of our product lines: Communications, Interface and Power. The modular reference design platform can support up to 84 T1’s aggregated over Sonet/SDH.

Regulatory Compliance/Current Business Outlook

The Company’s statements about its future financial performance are based on current information and expectations and the Company undertakes no duty to update such statements. These statements are forward-looking and actual results could differ materially due to various risks and uncertainties, some of which are described herein. The Company will not provide any further guidance or updates on its performance during the quarter unless it does so in a news release, such as this one, or in such other manner that is compliant with Regulation FD and Regulation G, as the case may be, and other applicable laws, rules and regulations.

Generally Accepted Accounting Principles

The Company reports its financial results in accordance with GAAP. Additionally, the Company from time to time supplements reported GAAP financials with non-GAAP measures which are included in related press releases and reports furnished to the SEC, copies of which are available at the Company’s website: http://www.exar.com or the SEC’s website at: http://www.sec.gov. For the period presented, we are disclosing non-GAAP gross margins, non-GAAP research and development expenses, non-GAAP selling, general and administrative expenses, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP net income, and non-GAAP diluted earnings per share, which are adjusted to exclude from our GAAP results all stock-based compensation expense, amortization of acquired intangible assets, for value adjustment of acquired inventories, merger-related costs, in-process research and development, separation cost of an executive officer, other than temporary loss on long-term investments, income tax effects, charge to establish deferred tax asset valuation allowance and an income tax benefit from the closure of federal tax audit. These non-GAAP measures are presented in part to enhance the understanding of the Company’s historical financial performance and comparability between reporting periods. The Company believes the non-GAAP presentation, when shown in conjunction with the corresponding GAAP measures, provide relevant and useful information to analysts, investors, management and other interested parties following the semiconductor industry. For its internal purposes, the Company uses the foregoing non-GAAP measures to evaluate performance across reporting periods, determine certain employee benefits as well as plan for and forecast the Company’s future periods. These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. These measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures.

Earnings Conference Call

The Company invites investors, financial analysts, and the general public to listen to its conference call discussing the Company’s financial results for the second quarter of fiscal 2008, today, Wednesday, October 31, 2007 at 4:30 p.m. EDT/1:30 p.m. PDT. To access the conference call, please dial (800) 230-1085 by 4:20 p.m. EDT/1:20 p.m. PDT and use conference ID number 891631. In addition, a live webcast will also be available. To access the webcast, please go to the Exar

Investors’ Homepage at: http://www.exar.com. A replay of the call will be available starting at 8:00 p.m. EDT/5:00 p.m. PDT this afternoon until 2:59 a.m. EST on November 8, 2007 and 11:59 p.m. PST on November 7, 2007. To access the replay, please dial (800) 475-6701 and use conference ID number 891631.

Safe Harbor Statement

The Company’s statements about its future financial performance, anticipated results in connection with the merger with Sipex Corporation, changes in gross margins and revenues, uncertain timing of expense reductions or synergies associated with corporate restructuring, internal initiatives, distribution and OEM trends, among others, are forward-looking statements that involve risks and uncertainties. These risks and uncertainties include global economic, industry and market conditions, such as customer and distributor relationships; limited visibility associated with customer demand for the Company’s products; the possible loss of, or decrease in orders from, an important customer; adjustments in interest rates and cash balances; vendor capacity or throughput constraints; possible disruption in commercial activities as a consequence of terrorist activity, natural disasters, armed conflict or health issues; successful development, market acceptance and demand for the Company’s products, including those for which the Company has achieved design wins; competitive factors, such as pricing or competing solutions; customer ordering patterns; accounting considerations related to option expensing or merger related issues; the level of inventories maintained at the Company’s OEMs and distributors; and the Company’s successful execution of internal performance plans, as well as the other risks detailed from time to time in the Company’s SEC reports, including the Annual Report on Form 10-K for the year ended March 31, 2007 and quarterly report on Form 10-Q for the quarter ended June 30, 2007, as well as those risks set forth in Sipex Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007 and its quarterly report on Form 10-Q for the quarter ended June 30, 2007

About Exar

Exar Corporation is Powering Connectivity by delivering highly differentiated silicon solutions empowering products to connect. With distinctive knowledge in analog and digital technologies, Exar enables a wide array of applications such as portable devices, home media gateways, communications systems, and industrial automation equipment. Exar has locations worldwide providing real-time system-level support to drive rapid product innovation. For more information about Exar visit: http://www.exar.com.

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EXAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	THREE MONTHS ENDED			SIX MONTHS ENDED SEPTEMBER 30,
	SEPTEMBER 30, 2007	JUNE 30, 2007	SEPTEMBER 30, 2006	2007	2006
Net sales	$14,169	$13,361	$14,840	$27,530	$29,018
Net sales, related party	5,004	3,740	3,663	8,744	7,716

Total net sales	19,173	17,101	18,503	36,274	36,734

Cost of sales:
Cost of sales	5,867	4,462	4,500	10,175	8,723
Cost of sales, related party	1,323	1,042	1,030	2,365	2,039
Amortization of purchased intangible assets	1,499	240	240	1,893	480

Total cost of sales	8,689	5,744	5,770	14,433	11,242

Gross profit	10,484	11,357	12,733	21,841	25,492

Operating expenses:
Research and development	7,452	6,058	6,677	13,511	13,291
In-process research and development	8,800	—	—	8,800	—
Selling, general and administrative	8,503	5,531	6,010	14,033	12,743

Total operating expenses	24,755	11,589	12,687	36,344	26,034
Income (loss) from operations	(14,271)	(232)	46	(14,503)	(542)
Other income, net:
Interest income and other, net	4,467	4,497	4,229	8,964	7,942
Other than temporary loss on long-term investments	(449)	—	(957)	(449)	(957)

Total interest and other income, net	4,018	4,497	3,272	8,515	6,985
Income (loss) before income taxes	(10,253)	4,265	3,318	(5,988)	6,443
Provision (benefit) for income taxes	6,157	(346)	1,539	5,811	2,659

Net income (loss)	$(16,410)	$4,611	$1,779	$(11,799)	$3,784

Earnings (loss) per share:
Basic earnings (loss) per share	$(0.39)	$0.13	$0.05	$(0.30)	$0.10

Diluted earnings (loss) per share	$(0.39)	$0.13	$0.05	$(0.30)	$0.10

Shares used in the computation of earnings per share:
Basic	41,796	35,998	36,315	38,843	36,061

Diluted	41,796	36,134	36,506	38,843	36,381

EXAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	SEPTEMBER 30, 2007	MARCH 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$99,637	$119,809
Short-term marketable securities	224,725	236,270
Accounts receivable (net of allowance of $1,030 and $322)	9,655	4,028
Accounts receivable, related party (net of allowance of $1,538 and $816)	3,520	338
Inventories	15,459	4,779
Interest receivable and prepaid expenses	8,509	5,262
Deferred income taxes, net	3,509	809

Total current assets	365,014	371,295
Property, plant and equipment, net	43,391	25,404
Goodwill	176,517	5,190
Intangible assets, net	64,185	5,451
Other non-current assets	3,067	562
Long-term investments	2,505	2,670
Deferred income taxes, net	—	10,602

Total assets	$654,679	$421,174

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts Payable	$7,433	$2,139
Accrued compensation and related benefits	6,924	3,418
Deferred income, related party	3,915	—
Deferred income other	1,281	—
Accrued sales commission	1,096	702
Other accrued expenses	6,446	2,448
Income tax payable	—	5,520

Total current liabilities	27,095	14,227
Long-term lease financing obligations	13,160	—
Other long-term obligations	4,685	191

Total liabilities	44,940	14,418
Total stockholders’ equity
Preferred stock, $.0001 par value; 2,250,000 shares authorized; no shares outstanding Common stock, $.0001 par value; 100,000,000 shares authorized; 50,435,541 and 35,154,815 shares issued and outstanding at September 30, 2007 and March 31, 2007, respectively (net of treasury shares)	5	4
Additional paid-in capital	697,695	451,084
Accumulated other comprehensive gain	372	76
Retained Earnings	86,600	98,164
Treasury stock at cost, 11,442,765 and 9,015,257 shares at September 30, 2007 and March 31, 2007, respectively	(174,933)	(142,572)

Total stockholders’ equity	609,739	406,756

Total liabilities and stockholders’ equity	$654,679	$421,174

EXAR CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share amounts)

(Unaudited)

	THREE MONTHS ENDED			SIX MONTHS ENDED
	SEPTEMBER 30,	JUNE 30,	SEPTEMBER 30,	SEPTEMBER 30,
	2007	2007	2006	2007	2006
GAAP gross margin	54.7%	66.4%	68.8%	60.2%	69.4%
Stock-based compensation	0.6%	0.2%	0.2%	0.4%	0.1%
Amortization of acquired intangible assets	6.0%	1.4%	1.3%	3.9%	1.3%
Fair value adjustment of acquired inventories	1.8%	—	—	0.9%	—
Merger-related costs	0.1%	—	—	—	—

Non-GAAP gross margin	63.1%	68.0%	70.3%	65.4%	70.8%

GAAP research and development expenses	$7,452	$6,058	$6,677	$13,511	$13,291
Stock-based compensation	324	224	352	548	678
Merger-related costs	253	—	—	253	—

Non-GAAP research and development expenses	$6,875	$5,834	$6,325	$12,710	$12,613

GAAP selling, general and administrative expenses	$8,503	$5,531	$6,010	$14,033	$12,743
Stock-based compensation	938	509	782	1,447	1,497
Amortization of acquired intangible assets	196	—	—	196	—
Merger-related costs	766	—	—	766	—
Separation costs of executive officer	—	—	—	—	664

Non-GAAP selling, general and administrative expenses	$6,603	$5,022	$5,228	$11,624	$10,582

GAAP operating expenses	$24,755	$11,589	$12,687	$36,344	$26,034
Stock-based compensation	1,262	733	1,134	1,995	2,175
Amortization of acquired intangible assets	196	—	—	196	—
In-process research and development	8,800	—	—	8,800	—
Merger-related costs	1,019	—	—	1,019	—
Separation costs of executive officer	—	—	—	—	664

Non-GAAP operating expenses	$13,478	$10,856	$11,553	$24,334	$23,195

GAAP operating income (loss)	$(14,271)	$(232)	$46	$(14,503)	$(542)
Stock-based compensation	1,368	761	1,163	2,129	2,229
Amortization of acquired intangible assets	1,354	240	240	1,594	480
Fair value adjustment of acquired inventories	341	—	—	341	—
In-process research and development	8,800	—	—	8,800	—
Merger-related costs	1,035	—	—	1,019	—
Separation costs of executive officer	—	—	—	—	664

Non-GAAP operating income (loss)	$(1,373)	$769	$1,449	$(620)	$2,831

GAAP net income (loss)	$(16,410)	$4,611	$1,779	$(11,799)	$3,784
Stock-based compensation	1,368	761	1,163	2,129	2,229
Amortization of acquired intangible assets	1,354	240	240	1,594	480
Fair value adjustment of acquired inventories	341	—	—	341	—
In-process research and development	8,800	—	—	8,800	—
Merger-related costs	1,035	—	—	1,035	—
Separation costs of executive officer	—	—	—	—	664
Other than temporary loss on long-term investments	449	—	957	449	957
Income tax effects	(3,169)	(253)	(383)	(3,422)	(751)
Charge to establish deferred tax asset valuation allowance	8,323	—	—	8,323	—
Income tax benefit from the closure of federal tax audit	(81)	(1,852)	—	(1,933)	—

Non-GAAP net income	$2,010	$3,507	$3,756	$5,517	$7,363

GAAP diluted earnings (loss) per share	$(0.39)	$0.13	$0.05	$(0.30)	$0.10
Stock-based compensation	0.03	0.02	0.03	0.05	0.06
Amortization of acquired intangible assets	0.03	0.01	0.01	0.04	0.01
Fair value adjustment of acquired inventories	0.01	—	—	0.01	—
In-process research and development	0.21	—	—	0.22	—
Merger-related costs	0.02	—	—	0.03	—
Separation costs of executive officer	—	—	—	—	0.02
Other than temporary loss on long-term investments	0.01	—	0.03	0.01	0.03
Income tax effects	(0.07)	(0.01)	(0.01)	(0.09)	(0.02)
Charge to establish deferred tax asset valuation allowance	0.19	—	—	0.21	—
Income tax benefit from the closure of federal tax audit	—	(0.05)	—	(0.05)	—

Non-GAAP diluted earnings per share	$0.05	$0.10	$0.10	$0.14	$0.20

Shares used in diluted earnings (loss) per share — GAAP	41,796	36,134	36,506	38,843	36,381
The effect of dilutive potential common shares due to reporting Non-GAAP net income	626	—	—	582	—
The effect of removing stock-based compensation expense under SFAS 123-R for Non-GAAP presentation purpose	350	13	(61)	394	(143)

Shares used in diluted earnings per share — Non-GAAP	42,772	36,147	36,445	39,819	36,238

Note: certain amounts may not total due to rounding